Exhibit 10 (a)


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), entered into as of January 1, 1998, is by and between MERRIMAC INDUSTRIES, INC. (the "Company") and MASON N. CARTER (the "Executive").

     This Agreement amends and restates the EMPLOYMENT AGREEMENT, dated as of December 19, 1996, by and between the Company and the Executive (the "Original Agreement").

     In consideration of the promises in this Agreement, the mutuality and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company under the terms and conditions set forth in this Agreement. The Executive shall be based at the principal executive offices of the Company in West Caldwell, New Jersey, except for reasonable required travel on Company business.

     2. Term. Subject to the provisions of Paragraph 6 herein, the initial term of the Executive's employment under this Agreement will commence on the date hereof and will end on December 31, 2002 (the "Initial Term"), and will automatically renew for successive twelve month periods commencing January 1, 2003, unless:

     (i) either party gives written notice of termination of this Agreement to the other party at least six (6) months prior to the end of the then present term, in which case the Executive's employment will terminate at the end of the then present term; or

     (ii) the Executive's employment is terminated under Paragraph 6, in which event the Agreement will terminate on the date set forth in Paragraph 6.

     3. Title and Duties.

     (a) The Executive will serve as the President and Chief Executive Officer of the Company. The Executive shall be responsible for performing such duties and responsibilities that are consistent with his position or that may be assigned to him from time to time by the Board of Directors of the Company consistent therewith. The Executive agrees to devote substantially all of his working time, attention, skill and energy to the duties set forth herein and to the operations of the Company, to use his efforts to promote the success of the Company, and to cooperate fully with the Board of Directors in the advancement of the best interests of the Company. Nothing in this Agreement prevents Executive from engaging in additional activities in connection with personal investments and community affairs, or serving as a director for one or more other corporations, as are consistent with the Executive's duties hereunder.

     (b)The Executive currently serves as a director of the Company. During theperiod of Executive's service as a director of the Company, the Executive shall not be entitled to receive any additional compensation as a director, but shall be entitled to reimbursement of expenses reasonably incurred as a director, in accordance with the Company's policies for such reimbursement as are in effect from time to time. The Company will indemnify the Executive as an officer and director, to the same extent as it indemnifies other officers and directors, consistent with the Company's By-laws.

     4. Compensation and Related Matters. In consideration for Executive's services during the Company's 1998 fiscal year, Executive shall receive a base salary at the annual rate of Two Hundred Forty Thousand Dollars (U.S. $240,000) ("Base Salary"). The Base Salary shall be payable in accordance with the Company's regular payroll schedule, from which the Company shall withhold and deduct all federal and state income, social security and disability taxes and other deductions as required by applicable laws.

The Base Salary will be reviewed by the Board of Directors on an annual basis and may be adjusted to reflect the Executive's performance and the scope and success of the Company; provided, however, that during the Initial Term of this Agreement, the Executive's Base Salary shall not be less than $240,000.

     5.Employment Benefits. During the term of this Agreement, the Executive shall be eligible for the following benefits:

     (a) Employee Benefits. The Executive shall be entitled to participate in the Company's employee benefit plans, including but not limited to medical benefits, life insurance, employee stock purchase plans, stock option plans, long-term incentive plans, 401(k) plan and profit sharing plans, as may be in effect from time to time, on terms and conditions at least as favorable as those provided to any other executive officer of the Company.

     (b) Vacation and Holidays. The Executive shall be entitled to four (4) weeks paid vacation per year, plus those paid holidays to which other similarly situated employees of the Company shall be entitled.

     (c) Bonuses and Stock Options. The Executive shall be eligible to receive bonuses and stock options, to the extent bonuses and stock options are awarded by the Company as determined within the sole discretion of the appropriate committee of the Board of Directors and/or the Board of Directors.

     (d) Automobile. The Executive shall be entitled to the use of an automobile at the Company's expense, up to $700 per month, for the Executive's performance of his duties under this Agreement; provided, however, that such $700 amount shall be adjusted from year to year, commencing on January 1, 1999, to reflect any percentage increases in the Consumer Price Index that have occurred during the preceding year. For the purpose of this Agreement, "Consumer Price Index" means the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor. The automobile allowance shall be provided, at the Executive's option, either through a Company car, either owned or leased by the Company, or through prompt reimbursement by the Company for the costs of an automobile owned or leased by the Executive.

The Company shall be responsible for the costs of maintenance and repair and applicable insurance and gasoline costs incurred by the Executive for business purposes in connection with the Executive's use of such automobile, provided that the Executive submits in a timely manner appropriate documentation supporting each such cost. If the Company leases the car, the Executive shall have the option to purchase the car at the end of the lease term.

     (e) Expenses. During his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by him in performing services hereunder (including as a director, if appropriate), provided that the Executive properly accounts for such expenses in accordance with the Company's policy as then in effect.

     (f) Term Life Insurance. During the term of this Agreement, the Company shall pay the cost of establishing and maintaining term life insurance on the Executive at standard premium rates in an amount of $500,000 payable to such beneficiaries as the Executive may from time to time designate; provided, that
(i) if such term life insurance cannot be purchased at standard premium rates, the Executive may elect to pay to the Company the difference between the cost of such life insurance at non-standard rates and the cost which would have been incurred by the Company if it obtained term life insurance at standard rates or to relieve the Company of its obligation to establish and pay for such term life insurance, and (ii) the Executive consents to the Company's purchase of "key man" life insurance in such amount as the Company reasonably deems necessary and appropriate and agrees to cooperate with the Company in establishing such key man and other life insurance, including, but not limited to, undergoing reasonably requested medical exams and/or tests.

     6. Termination of Employment.

     (a) Death. The Executive's employment under this Agreement shall terminate immediately upon his death. In such event, the Company shall pay to the Executive's estate all salary and benefits accrued but unpaid through the date of death, and the Company shall not have any further obligations under this Agreement, except for any accrued or vested benefits under this Agreement or any benefits provided to the Executive under the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan"), the Company's Long-Term Incentive Plan (the "Long-Term Incentive Plan") or otherwise, or as may be required by law.

     (b) Disability. The Executive's employment under this Agreement shall terminate if the Executive has a "Disability" (as defined herein) as reasonably determined by the Board of Directors. For purposes of this Agreement, the term "Disability" means that (i) as a result of physical or mental illness or injury, the Executive is unable to perform the essential duties of his position or poses a direct threat to the safety and health of Executive or others and there is no reasonable accommodation that can be provided by the Company that would allow Executive to perform the essential functions of his position as determined under applicable law; or (ii) the Executive is absent from his position for a period of ninety (90) consecutive work days or for a period of 120 non-consecutive work days in a twelve-month period. In such event, the Company shall pay to the Executive all salary and benefits accrued but unpaid through the date the Board of Directors reasonably determines that the Executive has a Disability, and the Company shall not have any further obligations under this Agreement, except for any accrued or vested benefits under this Agreement or any benefits provided to the Executive under the 1993 Stock Option Plan, the Long-Term Incentive Plan or otherwise, or as may be required by law.

     (c) For Cause. Notwithstanding any of the foregoing provisions of this Agreement, the Company may, at any time during the term of this Agreement without prior notice, discharge the Executive for "Cause" (as hereinafter defined). For the purposes of this Agreement, the Company shall be deemed to have Cause to terminate the Executive's employment hereunder for: (i) the willful failure of the Executive to perform his normal and customary duties for an extended period for any reason other than death or total disability; (ii) the Executive's gross negligence if such gross negligence is not cured by the Executive within ten days after receipt of written notice thereof, or willful misconduct, including but not limited to, fraud, embezzlement or intentional misrepresentation; (iii) the Executive's commission of, or indictment or conviction for, a felony; (iv) the willful engagement of the Executive in competitive activities against the Company which includes, without limitation, purposely aiding a competitor of the Company; (v) the Executive's misappropriation of a material opportunity of the Company; or
(vi) the violation of any material term of this Agreement by the Executive and failure to cure within ten days after receipt of written notice of such violation or, if reasonable under the circumstances, such additional period of time during which the Executive is using his best efforts to so cure, not to exceed thirty (30) days in total. If the Executive is dismissed for Cause, the Company shall pay to Executive all salary and benefits accrued but unpaid through the date of termination, and the Company shall not have any further obligations under this Agreement, except for any accrued or vested benefits under this Agreement, the 1993 Stock Option Plan, the Long-Term Incentive Plan or otherwise, or as may be required by law.

     (d) Notice of Termination. Any termination of employment by the Company shall be communicated by a written notice of termination to the Executive.

     (e) Certain Payments Upon Termination. Subject to Section 7 of this Agreement, if the Executive's employment is terminated by the Company before the end of the term of this Agreement other than by death, Disability or for Cause, the Company shall provide the following to the Executive: (i) payment on a monthly basis of Base Salary (less applicable withholdings) as in effect on the date of termination, from the date of termination to the later of (A) the end of the then present term or (B) the date which is 12 months after the date of termination, (ii) continued group medical coverage, under the Company's group medical plan in effect from time to time, under the same terms and conditions as provided to comparable employees, for the same period as payment of the Base Salary above, (iii) payment of an amount representing annual bonuses (calculated and paid as set forth herein), (iv) payment of the car allowance as set forth in Paragraph 5(d) for the lesser of one year from the date of termination or for the period from the date of termination to the end of the Agreement and (v) the option to assume the lease payments of the automobile provided to the Executive pursuant to Paragraph

5(d) of this Agreement, assuming the leased automobile is a Company car, or to purchase such automobile in accordance with the terms of its lease; and, further, all unvested stock options that have been granted as of the date hereof under the 1993 Stock Option Plan and the Long-Term Incentive Plan held by the Executive shall immediately vest, and be exercisable in accordance with their terms. In the event that the Executive's employment is terminated by the Company before the end of the term of the Agreement other than as by contemplated by Paragraph 6(a), (b) or (c), including any termination of employment under Paragraph 7 upon a Change in Control, the annual bonus to which the Executive might otherwise be entitled shall be an amount equal to 20% of the Executive's Base Salary in effect on the date of termination, which amount shall be paid in respect of each period of twelve months remaining during the then present term of this Agreement, and a pro-rated amount shall be paid in respect of any period of less than twelve months. Any such payments for bonus shall be made at the time that other annual bonuses are paid to other executive officers of the Company (or if no annual bonus is paid during a particular year, in December of the applicable year).

     7. Change in Control.

     (a) Payments. Within twelve (12) months following the date of a Change in Control (as defined herein), if the Executive resigns from his employment with the Company for Good Reason (as defined herein) or is dismissed without Cause, the Company agrees to pay Executive the greater of (a) 24 months salary and benefits (including bonus as calculated in Paragraph 6(e)) or (b) salary and benefits from the date of resignation or dismissal to the end of the then present term of the Agreement, such amounts to be annualized and paid over a period of 12 months in accordance with the Company's regular salary payment procedures. In the event of a Change in Control, all unvested options to purchase shares of common stock, par value $.50 per share, of the Company that were granted by the Company and are held by the Executive on the date hereof ("Executive Options") shall become immediately exercisable and all rights and benefits relating to such Executive Options may be exercised and shall become fixed and not subject to change or revocation by the Company.

     (b) Excise Tax. To the extent that any payment made under this Agreement may be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time, the Company shall reduce the amount of such payments by the minimum amount necessary to avoid being subject to such excise tax.

     (c) Definitions. "Good Reason" is defined as a material diminution of the Executive's duties and responsibilities or a substantial reduction in the Executive's compensation and benefits. A "Change in Control" will be deemed to have occurred if (a) the Company is merged or consolidated with, or, in any transaction or series of transactions, all or substantially all of the business or assets of the Company shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, the stockholders of the Company immediately prior thereto shall not have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity;
(b) any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended,) who is not now a current affiliate or a 5% or more holder, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act and the applicable rules and regulations) of stock of the Company entitled to cast more than (25%) of the votes at the time entitled to be cast generally for the election of directors; or (c) more than more than 50% of the members of the Board of Directors of the Company shall not be Continuing Directors (which term, as used herein, means the directors of the Company (i) who were members of the Board of Directors of the Company on December 1, 1997 or (ii) who subsequently became directors of the Company and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by the Company's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors).

     (d) No Mitigation. The Company agrees that, if the Executive resigns from his employment with the Company for Good Reason or is dismissed without Cause within twelve (12) months following the date of a Change in Control, the Executive is not required to seek other employment or attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this
Section 7. Further, the amount of any payment or benefit to be received by the Executive pursuant to this Section 7 (other than health insurance benefits) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, or offset against any amount claimed to be owed by the Executive to the Company or any of its subsidiaries or otherwise.

     8. Confidential Information. The Executive agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, any confidential information obtained by him while in the employ of the Company, including, without limitation, any of the Company's inventions, software, data lists, client lists, trading policies, pricing policies, business plans, or customer or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information which is in the public domain or from disclosure required by law or court order. The Executive also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of the Board of Directors, any document of the Company, which is of a confidential nature relating to the Company or its affiliates, or, without limitation, relating to its or their customers or trade secrets.

     9. Non-Competition. (a) The Executive agrees that if his employment with the Company terminates for Cause, or he leaves the Company voluntarily without Good Reason, he will not, without the prior written consent of the Company, for a period of twelve (12) months thereafter, alone or with or for others, in whatever capacity, directly or indirectly, solicit or attempt to solicit for business in competition with the Company clients or customers of the Company with whom he did business during his employment with the Company, or solicit or attempt to solicit employees of the Company to leave the Company's employ.

(b)The Executive expressly acknowledges and understands that the remedy of law for any breach by him of this Section 9 will be inadequate, and that the damages flowing from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon the Executive's violation of any provision of this Section 9, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 9 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section 9 which may be pursued or availed of by the Company.

(c) If following termination of the Executive's employment any of the restrictions pursuant to this Section 9 shall for any reason be held by to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as to thereafter be limited or reduced to the extent required to be enforceable in accordance with applicable law; it being understood and agreed that by execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

     10. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing signed by both parties.

     11. Governing Law; Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws. All disputes concerning the Executive's employment with the Company, the termination thereof, the breach by either party of the terms of this Agreement or any other matters relating to or arising from Executive's employment with the Company shall be resolved in binding arbitration in a proceeding administered by and under the rules and regulations of the American Arbitration Association, in the AAA office located in Newark, New Jersey. The arbitrator shall not have authority to modify or change any of the terms of this Agreement. Both parties and the arbitrator will treat the arbitration process and the activities which occur in the proceedings as confidential. If the Executive brings a claim against the Company to enforce the terms of this Agreement and achieves a successful result, other than as a result of a negotiated settlement, the Company shall be liable to pay reasonable attorneys' fees and expenses incurred by the Executive.

     12. Binding Effect; Delegation of Duties Prohibited. This Agreement will inure to the benefit of and will be binding upon the parties and their respective successors, heirs and legal representatives. Neither the Company nor the Executive may assign or delegate their respective performance of this Agreement.

     13. Notices. All notices and other communications that are required or may be given under this Agreement must be in writing and will be deemed to have been duly given when delivered in person, when received by telecopy (provided that the sender has retained a copy of the notice showing the date and time of receipt), upon delivery by a nationally recognized overnight courier service, or three days after being mailed by registered or certified second class mail, postage prepaid, return receipt requested, to the party to whom the notice is being given, as follows:

                           If to the Company:

                           Merrimac Industries, Inc.
                           41 Fairfield Place
                           West Caldwell, New Jersey 07006
                           Facsimile: (973) 575-0531
                           Attention:  Chairman of the
                                         Compensation Committee

                           With a Copy to:

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Facsimile:  (212) 541-5369
                           Attention:  Thomas C. Meriam, Esq.

                           If to the Executive:

                           Mason N. Carter
                           Box 7
                           75 Old Farm Road
                           Bedminster, New Jersey  07921


                           With a copy to:

                           Mail To:

                           Gibbons, Del Deo, Dolan, Griffinger & Vecchione 1 Riverfront Plaza
                           Newark, New Jersey 07102-5497
                           Attn:  John M. Elias, Esq.
                           Facsimile No.: (973) 540-7300



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year second above written.

                           MERRIMAC INDUSTRIES, INC.

                           By: /s/ Robert V. Condon
                               --------------------
                           Name: Robert V. Condon

                           Title: Vice President, Finance and
                                     Chief Financial Officer



                               /s/ Mason N. Carter
                               -------------------
                                   Mason N. Carter

Exhibit 10 (b)

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of May 4, 1998 (the "Agreement"), by and between MERRIMAC INDUSTRIES, INC. (the "Company") and MASON N. CARTER ("Buyer").

     WHEREAS, the Company desires to sell and deliver to Buyer and Buyer desires to purchase and receive from the Company, upon the terms and conditions herein set forth, 20,000 shares (the "Shares") of Common Stock, par value $.50 per share, of the Company; and

     WHEREAS, the Company and Buyer had previously entered into an agreement dated as of May 4, 1998 providing for the purchase by Buyer of the Shares from the Company, which agreement is superseded by this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. Purchase and Sale; Purchase Price.

     (a) Subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) the Company shall sell, assign, transfer, convey and deliver to Buyer the Shares and Buyer shall purchase the Shares from the Company for a purchase price as set forth below. On the Closing Date, (i) the Company shall deliver to Buyer certificates representing the Shares in the name of Buyer and (ii) the Company and Buyer shall execute and deliver to the other party an Amended and Restated Pledge Agreement (the "Pledge Agreement") in the form attached hereto as Exhibit A.

     (b) The purchase price for the Shares shall be $12.75 per Share, for a total purchase price of $255,000 (the "Purchase Price"). The Purchase Price shall be paid on the Closing Date by Buyer to the Company by delivery of Buyer's promissory note (the "Note") in the form attached hereto as Exhibit B.

     2. Required Deliveries. The Company's obligations hereunder are subject to the satisfaction (or waiver by the Company) of the following condition on or before the Closing Date: the execution and delivery by Buyer of the Pledge Agreement and the Note.

     3. Closing Date. The Closing Date shall be May 4, 1998. The Closing shall be held at the offices of Merrimac Industries, Inc., 41 Fairfield Place, West Caldwell, New Jersey at 10:00 a.m. on the Closing Date.

     4. Representations, Warranties and Covenants.

     (a) Authority. The Company represents and warrants that the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary and proper action, and this Agreement is the valid and binding obligation of the Company enforceable in accordance with its terms, except insofar as enforcement may be affected by bankruptcy, reorganization or similar laws relating to creditors' rights in general and general principles of equity. Buyer represents and warrants that he has all requisite power and authority to execute, deliver and perform his obligations under this Agreement, the Pledge Agreement and the Note. Buyer represents and warrants that the execution, delivery and performance by Buyer of this Agreement, the Pledge Agreement and the Note and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary and proper action, and each of this Agreement, the Pledge Agreement and the Note is the valid and binding obligation of Buyer enforceable in accordance with its terms, except insofar as enforcement may be affected by bankruptcy, reorganization or similar laws relating to creditors' rights in general and general principles of equity.

     (b) Shares. The Company represents and warrants that the Shares, when delivered to Buyer in accordance with the terms and conditions hereof, will be duly authorized and validly issued, will be fully paid and nonassessable and will be free and clear of any liens, pledges, encumbrances, charges, agreements, claims, security interests, equities, options, proxies, voting restrictions, rights of first refusal or other limitations on disposition or encumbrances of any kind (other than restrictions on the subsequent transfer of securities imposed generally on sales of securities in non-registered transactions under federal and state securities laws and the restrictions imposed by this Agreement and the Pledge Agreement). On the Closing Date, the Company will deliver to Buyer good and valid title to the Shares.

     (c) Knowledgeable Investor; Investment Intent. Buyer represents and warrants that (i) he is an "accredited" investor as defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and uses of his investment in the Company, (iii) he understands and is able to bear the economic risks associated with the purchase of the Shares, (iv) he has, on the date hereof, sufficient financial resources to carry out the purchase of the Shares as contemplated by this Agreement and
(v) he is acquiring the Shares for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof within the meaning of the Securities Act.

     (d) Restricted Shares. Buyer represents and warrants that he is aware that the Shares will not be registered under the Securities Act or any applicable state securities laws, and agrees that the Shares will not be offered or sold in the absence of registration under the Securities Act or any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Buyer covenants and agrees that he will not transfer any Shares in violation of the provisions of any federal or state securities laws. In this connection, Buyer represents and warrants that he is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each certificate evidencing the Shares shall bear a legend in substantially the following form:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from such registration is available. The availability of such exemption from registration is to be established to the satisfaction of Merrimac Industries, Inc."

     (e) Resale Restriction. Notwithstanding anything to the contrary contained in this Agreement, Buyer covenants and agrees that he will not (i) sell or otherwise transfer for one year from the date hereof (the "Restricted Period") any Shares or (ii) sell or otherwise transfer for one year following the Restricted Period any Shares unless all of the proceeds to be received by Buyer as a result of such a sale or transfer of Shares after the Restricted Period will be applied to the payment of outstanding principal and interest due under the Note.

     (f) Registration and Listing of Shares. Pursuant to the Registration Rights Agreement dated as of the date hereof between the Company and Buyer (the
"Registration Rights Agreement") and subject to the terms and conditions thereof, the Company will grant Buyer "piggy-back" registration rights to register the Shares under the Securities Act, exercisable only after the expiration of the Restricted Period. The Company shall use its reasonable best efforts to cause the Shares to be approved for listing on the American Stock Exchange (or any successor stock exchange thereof).

     2. Entire Agreement; Binding Effect; Governing Law. This Agreement (a) shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and assigns, provided, however, that Buyer shall not assign this Agreement or any of his obligations hereunder without the prior written consent of the Company, and (b) shall be governed by and interpreted in accordance with the laws of the State of New Jersey (without giving effect to principles of conflicts of laws) and (c) shall, together with the Pledge Agreement, the Note and the Registration Rights Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                 MERRIMAC INDUSTRIES, INC.


                                 By: /s/ Robert V. Condon
                                     ----------------------
                                     Name: Robert V. Condon
                                     Title: Vice President, Finance
                                            and Chief Financial Officer



                                     /s/ Mason N. Carter
                                     -------------------
                                         Mason N. Carter

Exhibit 10 (c)

                      AMENDED AND RESTATED PLEDGE AGREEMENT


     THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement") dated as of May 4, 1998 by MASON N. CARTER ("Pledgor"), for the benefit of MERRIMAC INDUSTRIES, INC., a New Jersey corporation ("Holder"),

                              W I T N E S S E T H:

     WHEREAS, Pledgor has purchased 30,000 shares of common stock, par value $.50 per share, of Holder (the "Pledged Shares"); and

     WHEREAS, in connection with the purchase of the Pledged Shares, Pledgor is executing and delivering to Holder, and Holder is accepting, an amended and restated promissory note dated May 4, 1998 (the "Promissory Note") in the total principal amount of Three Hundred Sixty Thousand Dollars (US $360,000), bearing interest as set forth in the Promissory Note (such principal and interest being hereinafter referred to as the "Note Amount"), with interest and principal payments due and payable on the dates set forth in the Promissory Note (each, a "Due Date").

     NOW, THEREFORE, in consideration of the premises, and in order to induce Holder to accept the Promissory Note, Pledgor does hereby agree as follows:

     SECTION 1. Pledge. Pledgor hereby irrevocably and unconditionally pledges to Holder, and grants to Holder a security interest in, the following (the "Pledged Collateral"):

     (i) the Pledged Shares and the certificates representing the Pledged Shares and all dividends from time to time received, receivable or otherwise distributed in respect of any or all of the Pledged Shares subject to Section 6(c); and

     (ii) to the extent not covered above, all proceeds of any or all of the foregoing Pledged Collateral.

     SECTION 2. Security for Obligations. This Agreement secures the obligations of Pledgor to pay to Holder the applicable portions of the Note Amount on or before each Due Date in accordance with the Promissory Note and all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "Obligations").

     SECTION 3. Delivery of Pledged Collateral. Pledgor shall take all necessary actions to ensure that all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Holder pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed, notarized instruments of transfer or assignment in blank, all in form and substance satisfactory to Holder. Holder shall have the right, effective immediately upon failure by Pledgor to pay the applicable portion of the Note Amount on the respective Due Date, in its discretion and without notice to Pledgor, to transfer to or to register in the name of Holder or any of its nominees any or all of the Pledged Collateral. In addition, Holder shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

     SECTION 4. Representations and Warranties. Pledgor represents and warrants as follows:

     (a) The pledge of the Pledged Collateral pursuant to this Agreement and delivery of certificates for the Pledged Shares creates a valid and perfected first priority security interest in the Pledged Collateral, securing the Obligations.

     (b) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Holder of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement. The execution, delivery and performance of this Agreement do not contravene any legal or contractual restriction binding on or affecting Pledgor or the Pledged Collateral.

     (c) This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies herein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

     SECTION 5. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Holder may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Holder to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     SECTION 6. Voting Rights, Dividends, etc. (a) Unless Pledgor has failed to pay the applicable portion of the Note Amount on or before the respective Due Date or has failed to perform any of the other Obligations:

     (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with this Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in Holder's judgment, such action would have an adverse effect on the value of the Pledged Collateral or any part thereof or would be inconsistent with or violate any provisions of this Agreement; and, provided, further, that Pledgor shall give Holder at least two days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

     (ii) Holder shall exercise and deliver (or cause to be executed or delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above.

     (b) Upon the failure of Pledgor to pay the applicable portion of the Note Amount on the respective Due Date or the failure of Pledgor to perform any of the other Obligations, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 6(a)(i) shall become vested in Holder who shall thereupon have the sole right to exercise such voting and other consensual rights.

     (c) Pledgor shall not be entitled to receive and retain dividends, distributions or any other payments in respect of the Pledged Collateral, all of which shall be and become part of the Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of Holder, shall be segregated from other funds of Pledgor and shall be forthwith paid over by Pledgor to Holder as Pledged Collateral in the same form as so received (with any necessary endorsement). Notwithstanding the foregoing, cash dividends in respect of the Pledged Shares shall be immediately paid by Pledgor to Holder and applied in accordance with the terms of the Promissory Note; provided, that the excess of any such cash dividends over the amount of interest then due under the Promissory Note shall be paid to Pledgor.

     SECTION 7. Transfers and Other Liens. Without concurrently satisfying all the Obligations, Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (b) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral except for the security interest under this Agreement.

     SECTION 8. Holder Appointed Attorney-in-Fact. Pledgor hereby appoints Holder as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, and with full power of substitution, from time to time to take any action and to execute any instrument which Holder may deem necessary or advisable to give effect to this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, distribution or other payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

     SECTION 9. Holder May Perform. If Pledgor fails to perform any agreement contained herein, Holder may itself perform, or cause performance of, such agreement and the expenses of Holder incurred in connection therewith shall be payable by Pledgor under Section 11.

     Holder shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not Holder has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     SECTION 10. Remedies upon Failure to Pay the Note Amount on a Due Date. If the applicable portion of the Note Amount has not been paid on or before the respective Due Date or if Pledgor shall have failed to perform any of the other
Obligations:

     (a) Holder may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform
Commercial Code in effect at that time, and Holder may also, without notice except as specified below, sell the Pledged Collateral at public or private sale, at any exchange, broker's board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Holder may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Holder shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Holder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) Pledgor acknowledges that Holder may be unable to effect a public sale of some or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution and resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Holder shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer would agree to do so.

     (c) Any cash held by Holder as Pledged Collateral and all cash proceeds received by Holder in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Holder, be held by Holder as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Holder pursuant to Section 11) in whole or in part by Holder to the payment of the Note Amount. Any surplus of such cash or cash proceeds held by Holder and remaining after payment in full of the Note Amount shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 11. Expenses. Pledgor shall indemnify and hold harmless Holder from and against all claims, damages, liabilities and expenses, and will upon demand pay to Holder the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Holder may incur in connection with (i) the administration or enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Holder hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

     SECTION 12. (a) Addresses for Notices. All notices and other communications provided for hereunder shall be made by either party in the following manner:

                  If to Holder as follows:
                  Merrimac Industries, Inc.
                  41 Fairfield Place
                  West Caldwell, New Jersey  07006-6287
                  Attention:  Chief Financial Officer

                  If to Pledgor as follows:
                  Mr. Mason N. Carter
                  c/o Merrimac Industries, Inc.
                  41 Fairfield Place
                  West Caldwell, New Jersey  07006-6287

     (b) Assignment. Pledgor shall not assign this Agreement or any of his obligations hereunder without the prior written consent of Holder.

     SECTION 13. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Note Amount and any amounts required under Section 11, (ii) be binding upon Pledgor and his permitted assigns and (iii) inure, together with the rights and remedies of Holder hereunder, to the benefit of Holder and its successors, transferees and assigns.

     SECTION 14. Security Interest Absolute. All rights of Holder and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

     (i) any lack of validity or enforceability of the Promissory Note or any other agreement or instrument relating thereto; or

     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note Amount; or any other amendment or waiver of or any consent to any departure from the Promissory Note or any other agreement or instrument relating thereto; or

     (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Note Amount; or

     (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a surety, a guarantor or a third party pledgor.

     SECTION 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey without giving effect to any conflicts of laws provisions of such State.

     SECTION 16. Waiver. No failure or delay on the part of Holder in exercising any right, power or privilege under this Agreement and no course of dealing between Pledgor and Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

     SECTION 17. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the date first above written.


                                 /s/ Mason N. Carter
                                 -------------------
                                     Mason N. Carter

Exhibit 10 (d)

                      AMENDED AND RESTATED PROMISSORY NOTE



US $360,000                                          West Caldwell, New Jersey
                                                              May 4, 1998


     FOR VALUE RECEIVED, MASON N. CARTER ("Payor"), hereby unconditionally promises to pay, in accordance with the terms of this promissory note (as the same may be amended from time to time, this "Promissory Note"), to the order of MERRIMAC INDUSTRIES, INC., a New Jersey corporation, or its successors and assigns ("Note Holder"), in lawful money of the United States of America in immediately available funds, on May 4, 2003 and in such account, at such place, or to such party as Note Holder may designate in writing, the principal amount of Three Hundred Sixty Thousand Dollars (US $360,000). Payor also unconditionally promises to pay interest quarterly in arrears from the date hereof (as specified below) on the unpaid principal amount of this Promissory Note outstanding from time to time at a rate calculated each 12-month period beginning on the date hereof, which rate is based upon the weighted average of the rates announced publicly from time to time during such period by Note Holder's primary lending bank (currently, Summit Bancorp) as its prime rate.

     Payment of this Promissory Note is secured by the Pledged Collateral (as defined in the Amended and Restated Pledge Agreement dated as of the date hereof by Payor for the benefit of Note Holder (the "Pledge Agreement")), including, without limitation, the Pledged Shares (as defined in the Pledge Agreement) and any property or interest provided in addition to or in substitution for any of the foregoing.

     Interest on the unpaid principal amount of this Promissory Note outstanding from time to time shall accrue quarterly in arrears from the date hereof and shall be paid on the 4th day of August, November, February and May of each of 1998, 1999, 2000, 2001, 2002 and 2003. Interest shall be paid from dividends declared in respect of the Pledged Shares. To the extent that in a given quarter such dividends are insufficient to pay interest on the date when due, then Payor shall be liable for the remainder of the interest payment then due.

     Payor may, at its option, prepay all or, from time to time, any part of the unpaid principal balance of this Promissory Note, together with interest accrued thereon, without payment of any premium or penalty.

     Payor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

     If Payor's employment with Note Holder is terminated pursuant to Section 6(c) of the Amended and Restated Employment Agreement, dated January 1, 1998, between Payor and Note Holder, then Note Holder, at its option, by written notice to Payor, may declare the entire principal amount of this Promissory Note to be due and payable, together with accrued interest thereon, without other notice, demand, presentment or protest, all of which are hereby waived by Payor.

     Payor shall not assign this Promissory Note or its obligations hereunder without the prior written consent of Note Holder. This Promissory Note shall be binding upon Payor and its permitted assigns and shall inure to the benefit of Note Holder and its successors and assigns.

     This Promissory Note has been executed and delivered in the State of New Jersey and shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New Jersey without giving effect to any conflicts of laws provisions of such State. Payor hereby expressly and irrevocably agrees and consents that any suit, action, or proceeding arising out of or relating to this Promissory Note may be instituted in any State.



                                    /s/ Mason N. Carter
                                    -------------------
                                        Mason N. Carter

Exhibit 10 (e)

                     REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of May 4, 1998 (the "Agreement"), by and between MERRIMAC INDUSTRIES, INC. (the "Company") and MASON N. CARTER ("Carter").

     WHEREAS, the Company and Carter have entered into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") pursuant to which the Company has sold and delivered to Carter and Carter has purchased and received from the Company, upon the terms and conditions set forth therein, 20,000 shares (the "Shares") of Common Stock, par value $.50 per share, of the Company (the "Common Stock");

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. "Piggyback" Registration Rights. (a) If, at any time after one year from the date hereof, the Company proposes to register any shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act") on any registration form (other than Form S-4 and Form S-8 or any successor form thereof) the Company shall promptly give prior written notice of such proposed registration to Carter at least twenty (20) days before the anticipated filing date of the registration statement. Such notice shall describe the proposed registration and distribution, including those jurisdictions where registration or qualification under the securities or blue sky laws is intended. Carter may elect to participate in such proposed registration by giving the Company, within ten (10) days after such notice has been given by the Company, a written request to include in such registration all or a portion of the Shares. Any such request by Carter shall state the number of Shares to be included in such registration and any other information that the Company reasonably requests in its notice to Carter. The Company shall use its reasonable best efforts to cause any and all Shares identified by Carter to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by Carter to the extent necessary to permit the sale or other disposition thereof; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or submit to the service of process in any jurisdiction.

     (b) If, at any time after giving such notice of its intention to register any of its Common Stock and prior to the effective date of any registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company may, at its election, give notice of such determination to Carter and thereupon shall be relieved of its obligation to register any Shares in connection with such registration. The Company shall not be obligated to effect any registration of any Shares under Section 1(a): (i) incidental to a registration of any of its Common Stock in connection with (A) any merger or consolidation with another company or acquisition subject to Rule 145 under the Securities Act, or (B) any dividend reinvestment plans or stock option or other employee benefit plans of the Company or (ii) if Carter is eligible to resell any of the Shares pursuant to an exemption from registration provided by Rule 144 under the Securities Act.

     2. Underwritten Offers. (a) If an offering is underwritten and Carter chooses to sell all or any portion of his Shares pursuant to Section 1, Carter shall sell through the underwriters selected by the Company and shall become a party to any underwriting agreement between the Company and such underwriter and shall be subject to the terms and conditions thereof. If such underwriter selected by the Company to manage the distribution of the shares being registered advises the Company in writing that, in its opinion, the inclusion of the Shares proposed to be sold by Carter would have a material adverse effect on the distribution of all such shares of Common Stock, then the number of Shares which Carter will be permitted to include in such registration statement will be reduced to an amount acceptable to the underwriter or underwriters. The Company has no obligation to reduce the number of shares of Common Stock proposed to be registered by it. The Company has no obligation to reduce the number of shares of Common Stock proposed to be registered by it. The Company has the right to delay, suspend, abandon or withdraw any offering prior to the effective date thereof without liability to Carter, provided such withdrawal is due to adverse market conditions as determined by the Company after consultation with its underwriters, if any.

     (b) In connection with any such underwritten offering, the Company shall agree to provide Carter and any underwriter participating in the registration and distribution of such shares of Common Stock with such customary indemnification with respect to any liabilities arising out of or resulting from any registration statement, prospectus or any amendment or supplement thereto relating to any Shares; provided, that Carter shall agree to indemnify the Company as provided in Section 5(b).

     3. Holdback. Carter agrees not to effect any public sale or distribution of any shares of Common Stock, including a sale pursuant to Rule 144 of the Securities Act, during a period up to 180-days following the effective date of any registration statement covering Common Stock (except pursuant to such registration statement), if and to the extent the managing underwriter so requests.

     4. Expenses. (a) "Registration Expenses" means all expenses, except Selling Expenses (as defined below), incident to the Company's performance of or compliance with its obligations pursuant to this Agreement and the completion of transactions relating thereto including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or "blue sky" laws, all printing expenses, the fees and disbursements of the Company's independent public accountants, including the expenses of any special audits, reviews, compilations or other reports or information required by or incident to such performance and compliance, and any fees or expenses of counsel for the Company.

     (b) All Registration Expenses incurred in connection with or otherwise incident to all registrations pursuant to Section 1 shall be borne by the Company and Carter pro rata on the basis of the number of shares of Common Stock so registered by each of them, whether or not any registration statement filed in connection therewith ever becomes effective or any such sale or distribution ever is consummated.

     (c) Carter will be solely responsible for (i) any fees or expenses of his own counsel, (ii) any expenses for the preparation of financial statements or other data, other than financial statements or other data normally prepared by the Company in the ordinary course of its business, and (iii) any underwriting discounts and commissions relating to the Shares being sold by Carter (collectively, "Selling Expenses").

     5. Preparation; Reasonable Investigation and Further Actions. (a) In connection with the preparation and filing of such registration statement registering Shares under the Securities Act, the Company will give Carter and his counsel and accountant, the opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission (the "Commission"), and each amendment thereof or supplement thereto, and will give him such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Company's counsel and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act.

     (b) Carter will furnish the Company with such information regarding himself and the distribution of his Shares as the Company may from time to time reasonably request and as shall be required by law or by the Commission in connection with such distribution. In connection with the registration of the shares of Common Stock as contemplated hereby, Carter will take all actions which are reasonably necessary or which may be reasonably requested by the Company or any underwriter participating in the registration and distribution of such shares of Common Stock to effect the registration of such shares and to facilitate the disposition thereof in accordance with the plans of distribution of the Company or any such underwriter. Carter will indemnify the Company for any liabilities arising out of or resulting from all such furnished information contained in, and actions taken with respect to, any registration statement, prospectus or any amendment or supplement thereto relating to any Shares.

     6. Entire Agreement; Binding Effect; Governing Law. This Agreement (a) shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and assigns, provided, however, that Carter shall not assign this Agreement or any of his obligations hereunder without the prior written consent of the Company, and (b) shall be governed by and interpreted in accordance with the laws of the State of New Jersey (without giving effect to principles of conflicts of laws) and (c) shall, together with the Pledge Agreement dated as of the date hereof between the Company and Carter, the Note dated as of the date hereof between the Company and Carter and the Stock Purchase Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             MERRIMAC INDUSTRIES, INC.


                                             By: /s/ Robert V. Condon
                                                 --------------------
                                             Name: Robert V. Condon
                                             Title: Vice President, Finance and
                                                    Chief Financial Officer




                                                 /s/ Mason N. Carter
                                                 -------------------
                                                     Mason N. Carter





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